UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Greenwood Hall, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 1030, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 907-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Jerry Rubinstein, Cary Sucoff and Michael Poutre II

On November 28, 2016, the remaining members of the Board appointed Jerry Rubinstein, Cary Sucoff and Michael Poutre II as directors on the Board, effective as of December 1, 2016.

Jerry Rubinstein is an attorney and a CPA and has significant experience in Banking, Finance Entrepreneurship and the entertainment business. Mr. Rubinstein was a business manager in the music business handling the financial affairs of prominent artists such as Bing Crosby, Stills, Nash and Young, The Eagles, David Geffen, Joni Mitchell and Jackson Browne. He served as Chairman and CEO of American Broadcasting Company’s music division and acquired United Artist Records establishing acts such as Kenny Rogers, Tina Turner and Gerry Rafferty. A pioneer in the programming, marketing and distribution of digital music, Mr. Rubinstein founded and sold DMX, Inc. and XTRA Music to Liberty Media. He sat on the board of directors of the Recording Industry Association of America (RIAA) and currently serves as a director and Chairman of the Audit Committee of CKE Restaurants and non-executive Chairman of US Global Investors, Inc. (NASDAQ:GROW). Mr. Rubinstein was the founder and Chairman of Bel Air Savings and Loan, which was sold to John Anderson’s Topa Savings. Additionally, he served as financial advisor to The Dollywood Company and assisted in the development and formation of the theme park for Dolly Parton and Silver Dollar City.

Cary Sucoff has over thirty years of securities industry experience. Mr. Sucoff currently owns and operates Equity Source Partners, LLC an advisory and consulting firm. He has participated in the financing of hundreds of public and private companies. Mr. Sucoff currently serves on the Board of Directors of (1) ContraFect Corporation, (NASDAQ: CFRX), which is engaged in the development of new treatments for infectious diseases utilizing proprietary antibody and lysin technology; (2) Root9b Technologies, Inc. (OTCMKTS: RTNB), a cyber security and risk mitigation business; (3) Legacy Education Alliance, Inc. (OTCMKTS: LEAI), which provides educational training seminars, conferences and services in the United States, Canada, the United Kingdom, and internationally; and (4) First Wave Technologies, Inc., which brings to the commercial market new and innovative medical device technologies. In addition, Mr. Sucoff currently serves as a consultant to Sapience Therapeutics, Inc., an early stage Biotech company focusing on Glioblastoma. Mr. Sucoff is the former President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He is the Chairman of the Endowment Committee. Mr. Sucoff received a Bachelor of Arts from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

Michael Poutre II has over twenty-five years of experience managing, financing, advising and building both public and private companies. Mr. Poutre started his career in the early 1990s at Smith Barney, and eventually formed his own broker dealer firm, serving as both a securities and options principal. From 2003 to 2006, Mr. Poutre served as President and Chief Compliance Officer for The Blue & White Fund, an Israel-based mutual fund. His career evolved into helping companies grow by scaling, restructuring and refinancing. In this capacity, he has aided public and private companies in achieving their goals. Mr. Poutre and his partners launched Redwood Fund, LP ("Redwood"), a fund dedicated to investing in micro-cap companies in a responsible manner. Greenwood Hall is a portfolio company of Redwood, which has been instrumental in the Company's evolution as a publicly traded company. Mr. Poutre also currently serves as the CEO of Utilligent, Inc., a boutique management consulting firm that acts as a trusted advisor for large utilities in the United States. Mr. Poutre earned a Bachelor of Arts from Whittier College, where he was a Whittier Scholar and the recipient of the Richard M. Nixon Scholarship. He earned a Masters in Business Administration from California Lutheran University.

Beginning on March 31, 2015, the Company issued to Redwood a series of promissory notes in principal amounts ranging from $25,000 to $588,000, convertible into shares of common stock of the Company pursuant to the terms thereof. On September 30, 2016, in connection that certain Loan and Security Agreement entered into by and between the Company and Moriah Education Management, LLC, Redwood agreed to (i) forgive all amounts owed to Redwood under that certain convertible promissory note issued on November 6, 2015 with a principal amount of $125,000 and all amounts owed to Redwood under that certain convertible promissory note issued on December 14, 2015 with a principal amount of $30,000, (ii) consolidate all other indebtedness owed by the Company to Redwood in exchange for a one-time payment of $300,000, and (iii) accept from the Company a non-convertible promissory note (“September 2016 Promissory Note”) in the principal amount of $1,418,496.92, representing such consolidated indebtedness, to accrue interest at a rate of 17% per annum. The September 2016 Promissory Note shall be due and payable on the first anniversary thereof.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which any of Mssrs. Rubinstein or Sucoff had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between any of Mssrs. Rubinstein, Sucoff or Poutre and any other person pursuant to which such individuals were selected as director of the Company.

The Company intends to issue a press release on November 30, 2016 to announce the appointments of Mssrs. Rubinstein, Sucoff and Poutre. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished herewith pursuant to Item 5.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 5.02 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Resignation of Frederic Boyer

On November 22, 2016, Frederic Boyer tendered to Greenwood Hall, Inc., a Nevada corporation (the “Company”), a written resignation (the “Resignation”) as director on the Board of Directors (the “Board”), effective immediately, in which Mr. Boyer expressed disagreement with the level of management's communication with the Board and level of Board involvement in day-to-day operations of the Company. A copy of the Resignation is filed as Exhibit 99.2 hereto and is incorporated herein by reference. As of the date of this filing, Mr. Boyer has been provided with a copy of this disclosure and an opportunity to respond to the statements made herein. Any such response received from Mr. Boyer shall be filed as an amendment to this Current Report on Form 8-K within two business days after receipt thereof by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release
99.2	Resignation of Frederic Boyer, dated as of November 22, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: November 29, 2016
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer